UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2009

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Changes in Directors and Management
On June 19, 2009, PHH Corporation (“PHH” or the “Company”) announced that it was commencing a search for a permanent President and Chief Executive Officer. On October 26, 2009, PHH announced the appointment of Jerome J. Selitto, age 68, as President and Chief Executive Officer and as a member of the Board of Directors of PHH and that George J. Kilroy, 61, stepped down as Acting Chief Executive Officer and President of PHH and resumed his prior positions as Executive Vice President of PHH and President and Chief Executive Officer of PHH Vehicle Management Services Group LLC (“PHH Arval”). Mr. Kilroy remains a member of the Board of Directors of PHH. In connection with Mr. Selitto’s appointment, the Board of Directors increased the size of the Board from seven to eight directors with the newly created directorship being in Class III and appointed Mr. Selitto as a Class III director with a term expiring at the Company’s 2011 Annual Meeting of Stockholders to fill the vacancy created by the increase.
Mr. Selitto most recently served as a senior consultant to Ellie Mae Inc. and, later, as a member of the senior management team. Between 2000 and 2005, Mr. Selitto served as Chief Executive Officer of Deep Green Financial, a web-based federal savings bank and mortgage company. From 1992 to 1999, Mr. Selitto served as founder, Vice Chairman and director of Amerin Guaranty Corporation (now Radian Guaranty), a publicly traded mortgage insurance company. Mr. Selitto previously served as a Managing Director at First Chicago Corporation and PaineWebber Inc., and as a senior executive at Kidder, Peabody & Co., William R. Hough & Company, and the Florida Federal Savings and Loan Association.
The Company and Mr. Selitto entered into an employment agreement effective October 26, 2009 (the “Agreement”). The Agreement has a two-year term. Mr. Selitto will receive an initial annual base salary of $800,000. He will also be eligible to participate in the Company’s Management Incentive Plan, with the first performance period beginning October 26, 2009, and ending December 31, 2010. The Company’s Compensation Committee will establish the performance goals. The amount of the actual bonus payable under the plan will be determined based on the extent to which performance standards established by the Compensation Committee are satisfied. The annual performance bonus target is currently intended to be a minimum of 150% of base salary, with a minimum bonus of 0% of target and a maximum potential bonus of 300% of target, based on performance compared to the goal. The bonus, if any, will be paid in a mixture of cash and Company equity awards, as determined by the Compensation Committee.
As part of his compensation package, the Compensation Committee granted to Mr. Selitto non-qualified stock options to purchase 250,000 shares of Company common stock at an exercise price of $16.45 per share, representing the closing price of the Company’s common stock on October 26, 2009. The options will become vested and exercisable in three equal annual installments beginning October 26, 2010. In addition, for each share of Company common stock that Mr. Selitto purchases on the open market during the first open trading window after October 26, 2009, the Compensation Committee will grant him one restricted stock unit, up to a maximum of 50,000 restricted stock units, which will become fully vested on the first anniversary of the grant date. Each restricted stock unit will represent the right to receive, upon vesting, one share of the Company’s common stock. Mr. Selitto will be eligible to receive annual equity compensation grants when grants are made to other employees. The target value of the annual equity incentive grants is anticipated to be 300% of his annual base salary. Mr. Selitto will also be able to participate in PHH’s benefit plans as in effect from time to time, and will be provided with a Company-leased vehicle and financial planning services. The Company will provide reimbursement for relocation expenses for his move to the Philadelphia/Mt. Laurel area.
The Agreement provides severance benefits to Mr. Selitto if he is terminated during the term by the Company without “Cause” (as defined in the Agreement) or if he terminates employment for “Good Reason” (as defined in the Agreement), subject to the execution of a general release of any claims against PHH and its affiliates. If the termination occurs during the first year of his term, then he will receive 12 months base salary paid over 12 months, a pro-rated bonus, and payment of up to 12 months premiums for COBRA coverage under the Company’s health plan. If the termination occurs during the second year of his term, then he will receive 24 months base salary paid over 24 months, a pro-rated bonus, and payment of up to 18 months premiums for COBRA coverage under the Company’s health plan and, under certain circumstances, up to an additional 6 months of premiums for COBRA coverage thereafter. If Mr. Selitto’s employment terminates during the term due to death or disability, then the Company will pay his pro-rated bonus. Mr. Selitto will be provided the same change in control severance benefits as are provided to the Company’s senior leadership team.

The Agreement contains his agreement not to compete for a period of 24 months after termination of employment, and the Company’s standard confidentiality and non-disparagement provisions.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Mr. Kilroy has served as President and Chief Executive Officer of PHH Arval since March 2001 and served as Acting Chief Executive Officer and President of PHH from June 17, 2009 until October 26, 2009. From May 1997 to March 2001, Mr. Kilroy served as Senior Vice President, Business Development and was responsible for new client sales, client relations and marketing for PHH Arval’s United States operations. Mr. Kilroy joined PHH Arval in 1976 as an Account Executive in the Truck and Equipment Division and has held positions of increasing responsibility, including head of Diversified Services and Financial Services.
The following information indirectly involving Mr. Kilroy was reported under Item 404(a) of Regulation S-K for the fiscal year ended December 31, 2008 and was disclosed in the Company’s 2009 proxy statement filed on May 5, 2009. Mr. Kilroy’s son-in-law, Bradford C. Burgess, serves as a Director, Business Development at PHH Arval, a position Mr. Burgess has held since 2001. Mr. Burgess received compensation, including base and bonus payments, of $161,015 for 2008 and was eligible to participate in employee benefit plans available to employees generally on a non-discriminatory basis. Mr. Burgess’ compensation and benefits were commensurate with other employees in comparable positions at PHH Arval.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Employment Agreement by and between PHH Corporation and Jerome J. Selitto, dated October 26, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary

Dated: October 30, 2009